                                                                   EXHIBIT 4.6.1


                         UNION BANK OF CALIFORNIA, N.A.
                               4200 LINCOLN PLAZA
                                 500 NORTH AKARD
                               DALLAS, TEXAS 75201


                                December 11, 2002

Chesapeake Energy Corporation
Chesapeake Exploration Limited Partnership
6100 North Western Avenue
Oklahoma City, Oklahoma 73118

Re: Second Amended and Restated Credit Agreement dated as of June 11, 2001 (as amended, supplemented or restated, the "Credit Agreement"), by and among Chesapeake Exploration Limited Partnership, an Oklahoma limited partnership ("Borrower"), Chesapeake Energy Corporation, an Oklahoma corporation ("Company"), Bear Stearns Corporate Lending Inc., as syndication agent ("Syndication Agent"), Union Bank of California, N.A., as administrative agent and collateral agent ("Administrative Agent"), and the several banks and other financial institutions or entities from time to time parties thereto ("Lenders")

Ladies and Gentlemen:

      Reference is hereby made to the Credit Agreement. Terms that are defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings given them in the Credit Agreement.

      Borrower and Company have informed Administrative Agent and Lenders that they intend to enter into the following transactions (collectively, the "Proposed Transactions"):

      o Company intends to acquire ONEOK Resources Company for $300,000,000 cash (subject to customary adjustments) by causing a Subsidiary Guarantor to purchase all of the outstanding capital stock of ONEOK Resources Company, a wholly owned subsidiary of ONEOK, Inc., substantially in accordance with the Stock Purchase Agreement by and between ONEOK, Inc., as seller, and Chesapeake Beta Corp., as buyer, dated as of November 25, 2002 (the "ONEOK Acquisition").



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         o       Borrower intends to (a) sell (in one or more transactions)
                 substantially all of its oil and gas properties located in the Permian Basin for cash consideration and/or (b) exchange (in one or more transactions) such properties for oil and gas properties located in or adjacent to the mid-continent (Kansas, Oklahoma and Texas Panhandle) basins for aggregate consideration of at least $100,000,000 (including cash received from any sales plus the associated value of any properties exchanged (as determined by the applicable exchange contract or Company's Board of Directors, if such value is not specified therein)) (the "Permian Basin Disposition").

         o Company intends to issue new Senior Notes in the aggregate face amount of up to $200,000,000, providing (a) for an interest rate at the then prevailing market rate of interest,
                 (b) for a maturity date of not sooner than seven years from the date of issuance, and (c) for covenants, mandatory prepayments, defaults, and events of default no more restrictive than Company's 9% Senior Notes due 2012 and 8.375% Senior Notes due 2008 (the "New Notes").

         o Prior to or contemporaneously with the issuance of the New Notes, Company intends to issue additional Common Stock (the "New Common Stock").

         Borrower and Company have requested that Administrative Agent and Lenders consent to certain of the Proposed Transactions. Accordingly, subject to the terms and provisions hereof, Administrative Agent and Lenders hereby:

                 (a) (i) consent to the ONEOK Acquisition and (ii) waive any violations of Section 7.7 of the Credit Agreement resulting therefrom; provided that (1) at the time of the ONEOK Acquisition, no Default or Event of Default has occurred that is continuing, (2) the ONEOK Acquisition shall be approved by the Board of Directors of Company, (3) ONEOK Resources Company shall become a Subsidiary Guarantor under the Credit Agreement pursuant to Section 6.9(b) thereof or shall be merged into a Subsidiary Guarantor (with such Subsidiary Guarantor being the continuing or surviving entity), (4) the ONEOK Acquisition shall be consummated on or before April 30, 2003, (5) immediately following the consummation of the ONEOK Acquisition, Company and Borrower shall deliver to Administrative Agent a certificate signed by a Responsible Officer certifying that after giving effect to the ONEOK Acquisition and the inclusion of ONEOK Resources Company as a Subsidiary Guarantor
         (i) no Default or Event of Default exists that is continuing and (ii) all representations and warranties contained in Section 4 of the Credit Agreement are true and correct, and (6) except as otherwise provided herein, nothing in this Letter Agreement shall allow any


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         Group Member to make any other new Investments not allowed pursuant to
         Section 7.7 of the Credit Agreement; and

                 (b) (i) consent to the issuance of the New Notes, (ii) waive any violations of Section 7.2 of the Credit Agreement resulting therefrom, and (iii) agree that such New Notes shall be permitted in addition to the Indebtedness otherwise permitted pursuant to Section
         7.2 of the Credit Agreement; provided that (1) at the time of the issuance of the New Notes, no Default or Event of Default has occurred that is continuing, (2) the issuance of the New Notes shall be approved by the Board of Directors of Company, (3) the issuance of the New Notes shall be consummated on or before April 30, 2003, (4) the face amount of the New Notes divided by the sum of (x) the face amount of the New Notes plus (y) the aggregate sales price of the New Common Stock shall not exceed 62.50%, (5) the net proceeds of the New Notes shall be used to consummate the ONEOK Acquisition with any remaining funds (or all of such funds should the ONEOK Acquisition fail to close) used to repay outstanding Indebtedness of any Group Member or to pay the purchase price of oil and gas properties acquired by a Group Member or to pay development costs with respect to oil and gas properties owned by a Group Member, and (6) except as otherwise provided herein, nothing in this Letter Agreement shall allow any Group Member to incur any other new Indebtedness not allowed pursuant to Section 7.2 of the Credit Agreement; and

                 (c) (i) consent to the Permian Basin Disposition, (ii) waive any violations of Section 7.5 of the Credit Agreement resulting therefrom, and (iii) agree that provisions of Section 7.5(e) of the Credit Agreement shall not apply to any Net Cash Proceeds of the Permian Basin Disposition; provided that (1) at the time of the Permian Basin Disposition, no Default or Event of Default has occurred that is continuing, (2) the Permian Basin Disposition shall be approved by the Board of Directors of Company, (3) after giving effect to the Permian Basis Disposition, Company and Borrower shall be in compliance with the provisions of Section 6.9(a) of the Credit Agreement, (4) any Net Cash Proceeds of the Permian Basin Disposition shall be used to repay outstanding Indebtedness of any Group Member or to pay the purchase price of oil and gas properties acquired by a Group Member or to pay development costs with respect to oil and gas properties owned by a Group Member, and (5) except as otherwise provided herein, nothing in this Letter Agreement shall allow any Group Member to make any other dispositions not allowed pursuant to Section 7.5 of the Credit Agreement.

The limitations set forth in clause (a) above shall not be deemed to restrict Investments otherwise allowed under clause (n) of Section 7.7 of the Credit


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Agreement. Administrative Agent is hereby authorized to take any action requested by Company or Borrower having the effect of releasing any Collateral that is included within the Permian Basin Disposition in order to permit the consummation of such transaction.

         In consideration of this Letter Agreement, provided that Majority Lenders are signatory to this Letter Agreement on or before 5:00 p.m., Dallas, Texas time on the date hereof, Borrower will pay to Administrative Agent, for the account of each Lender signatory to this Letter Agreement on or before such date and time, an amendment fee determined by multiplying .50% times such Lender's Revolving Commitment, which shall be due and payable on the date hereof.

         The Credit Agreement is hereby ratified and confirmed in all respects. Except as expressly set forth above, the execution, delivery and effectiveness of this Letter Agreement shall not operate as a waiver of any right, power or remedy of Administrative Agent or Lenders under the Credit Agreement, the Notes, or any other Loan Document, nor constitute a waiver of any provision of the Credit Agreement, the Notes, or any other Loan Document.

         By its execution below, each Guarantor hereby (i) consents to the provisions of this Letter Agreement and the transactions contemplated herein,
(ii) ratifies and confirms the Guarantee Agreement dated as of June 11, 2001 made by it for the benefit of Administrative Agent and Lenders (as modified by certain Assumption Agreements) and the other Loan Documents executed pursuant to the Credit Agreement, (iii) agrees that all of its respective obligations and covenants thereunder shall remain unimpaired by the execution and delivery of this Letter Agreement and the other documents and instruments executed in connection herewith, and (iv) agrees that the Guarantee Agreement and such other Loan Documents shall remain in full force and effect.

         This Letter Agreement is a "Loan Document" as defined and described in the Credit Agreement and all of the terms and provisions of the Credit Agreement relating to Loan Documents shall apply hereto. This Letter Agreement may be executed in multiple counterparts, all of which shall constitute one Letter Agreement. This Letter Agreement may be validly executed by facsimile or other electronic transmission.


            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]


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         Please execute a copy of this Letter Agreement in the space provided below to evidence your agreement to and acknowledgment of the foregoing.


                                         Very truly yours,

                                         UNION BANK OF CALIFORNIA, N.A.
                                         Administrative Agent, Collateral Agent
                                         and Lender



                                         By: /s/ Randall Osterberg
                                             ----------------------------------
                                             Name:  Randall Osterberg
                                             Title: Senior Vice President


                                         By: /s/ Sean Murphy
                                             ----------------------------------
                                             Name:  Sean Murphy
                                             Title: Assistant Vice President

ACKNOWLEDGED AND AGREED to as of the date first written above:

BORROWER:

CHESAPEAKE EXPLORATION LIMITED PARTNERSHIP

           By: Chesapeake Operating, Inc., its general partner


           By: /s/ Martha A. Burger
               ------------------------------------------------
               Martha A. Burger
               Treasurer and Sr. Vice President Human Resources


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GUARANTORS:

CHESAPEAKE ENERGY CORPORATION
CHESAPEAKE OPERATING, INC.


By:  /s/ Martha A. Burger
     ------------------------------------------------
     Martha A. Burger
     Treasurer and Sr. Vice President Human Resources
     of each above corporation

THE AMES COMPANY, INC.
CARMEN ACQUISITION CORP.
CHESAPEAKE ACQUISITION CORPORATION
CHESAPEAKE BETA CORP.
CHESAPEAKE DELTA CORP.
CHESAPEAKE ENERGY LOUISIANA CORPORATION
CHESAPEAKE ENO ACQUISITION CORP.
CHESAPEAKE FOCUS CORP.
CHESAPEAKE KNAN ACQUISITION CORPORATION
CHESAPEAKE MOUNTAIN FRONT CORP.
CHESAPEAKE ROYALTY COMPANY GOTHIC ENERGY CORPORATION GOTHIC PRODUCTION CORPORATION NOMAC DRILLING CORPORATION SAP ACQUISITION CORP.


By:  /s/ Martha A. Burger
     -----------------------------------
     Martha A. Burger
     Treasurer of each above corporation



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CHESAPEAKE PANHANDLE LIMITED PARTNERSHIP
CHESAPEAKE-STAGHORN ACQUISITION L.P.
CHESAPEAKE LOUISIANA, L.P.
CHESAPEAKE SIGMA, L.P.

           By: CHESAPEAKE OPERATING, INC., as General Partner
               of each above limited partnership


           By: /s/ Martha A. Burger
               ------------------------------------------------
               Martha A. Burger
               Treasurer and Sr. Vice President Human Resources



                                    LENDERS:

                                    BANK OF OKLAHOMA, N.A.


                                    By: /s/ John N. Huff
                                        -----------------------------------
                                        Name:  John N. Huff
                                        Title: Vice President

                                    BANK OF SCOTLAND


                                    By: /s/ Joseph Fratus
                                        -----------------------------------
                                        Name:  Joseph Fratus
                                        Title: First Vice President

                                    BEAR STEARNS CORPORATE LENDING INC.


                                    By: /s/ Victor Bulzacchelli
                                        -----------------------------------
                                        Name:  Victor Bulzacchelli
                                        Title: Authorized Signatory



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                                    BNP PARIBAS


                                    By: /s/ David Dodd
                                        -----------------------------------
                                        Name:  David Dodd
                                        Title: Director


                                    By: /s/ Polly Schott
                                        -----------------------------------
                                        Name:  Polly Schott
                                        Title: Vice President

                                    COMERICA BANK - TEXAS


                                    By: /s/ Peter L. Sefzik
                                        -----------------------------------
                                        Name:  Peter L. Sefzik
                                        Title: Assistant Vice President

                                    COMPASS BANK


                                    By: /s/ Kathleen J. Bowen
                                        -----------------------------------
                                        Name:  Kathleen J. Bowen
                                        Title: Vice President

                                    CREDIT LYONNAIS NEW YORK BRANCH


                                    By: /s/ Olivier Audemard
                                        -----------------------------------
                                        Name:  Olivier Audemard
                                        Title: Senior Vice President

                                    CREDIT SUISSE FIRST BOSTON


                                    By: /s/ James P. Moran
                                        -----------------------------------
                                        Name:  James P. Moran
                                        Title: Director

                                    By: /s/ Ian W. Nautt
                                        -----------------------------------
                                        Name:  Ian W. Nautt
                                        Title: Associate



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                                      NATEXIS BANQUES POPULAIRES


                                      By: /s/ Donovan C. Broussard
                                          -----------------------------------
                                          Name:  Donovan C. Broussard
                                          Title: Vice President


                                      By: /s/ Daniel Payer
                                          -----------------------------------
                                          Name:  Daniel Payer
                                          Title: Vice President

                                      PNC BANK, NATIONAL ASSOCIATION


                                      By: /s/ Doug Clark
                                          -----------------------------------
                                          Name:  Doug Clark
                                          Title: Vice President

                                      RZB FINANCE LLC


                                      By: /s/ Pearl Geffers
                                          -----------------------------------
                                          Name:  Pearl Geffers
                                          Title: First Vice President

                                      By: /s/ John A. Valisku
                                          -----------------------------------
                                          Name:  John A. Valisku
                                          Title: Group Vice President

                                      SUMITOMO MITSUI BANKING CORPORATION


                                      By: /s/ William M. Ginn
                                          -----------------------------------
                                          Name:  William M. Ginn
                                          Title: General Manager



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                                      TORONTO DOMINION (TEXAS), INC.


                                      By: /s/ Debbie A. Greene
                                          -----------------------------------
                                          Name:  Debbie A. Greene
                                          Title: Vice President


                                      WASHINGTON MUTUAL BANK, FA


                                      By: /s/ Mark Isensee
                                          -----------------------------------
                                          Name:  Mark Isensee
                                          Title: Vice President